                                     TABLE 1
                                     -------

                           AVERAGE ANNUAL TOTAL RETURN

                                                                                 FROM DATE
                                                                                 SUBACCOUNT
                                           ONE YEAR    FIVE YEARS    TEN YEARS   ESTABLISHED
                               DATE         ENDED         ENDED        ENDED       THROUGH
        SUBACCOUNT          ESTABLISHED    12/31/00     12/31/00     12/31/00     12/31/00
        ----------          -----------    --------     --------     --------     --------

DIVERSIFIED BOND ............   6/83         3.55%        4.30%        6.49%        6.67%
GOVERNMENT INCOME ...........   5/89         6.57%        4.60%        6.42%        6.81%
CONSERVATIVE BALANCED .......   6/83        -6.54%        7.21%        8.31%        7.99%
FLEXIBLE MANAGED ............   5/83        -7.49%        7.96%       10.03%        8.99%
HIGH YIELD BOND .............   2/87       -13.87%        2.14%        8.95%        4.94%
STOCK INDEX .................  10/87       -14.98%       16.52%       15.66%       15.74%
VALUE .......................   2/88         9.33%       14.60%       14.75%       13.37%
EQUITY ......................   6/83        -2.82%       11.91%       14.66%       12.09%
PRUDENTIAL JENNISON .........   5/95       -23.22%       17.93%         N/A        20.10%
SMALL CAPITALIZATION STOCK ..   5/95         6.61%       12.09%         N/A        14.01%
GLOBAL ......................   5/89       -23.52%       12.84%       11.38%        9.14%
NATURAL RESOURCES ...........   5/88        31.16%       12.51%       11.85%       11.61%


The average annual rates of total return shown above are computed by finding the average annual compounded rates of return over the periods shown that would equate the initial amount invested to the withdrawal value, in accordance with the following formula: Px(1+T)(n)= ERA. In the formula, P is a hypothetical investment of $1,000; T is the average annual total return; n is the number of years; and ERA is the withdrawal value at the end of the periods shown. These figures assume deduction of the maximum deferred sales charge that may be applicable to a particular period. The annual contract fee is included, however, it applies only if the contract fund is less than $10,000.

                                     TABLE 2
                                     -------

               AVERAGE ANNUAL TOTAL RETURN ASSUMING NO WITHDRAWAL



                                                                               FROM DATE
                                                                               SUBACCOUNT
                                             ONE YEAR  FIVE YEARS  TEN YEARS  ESTABLISHED
                                DATE           ENDED      ENDED      ENDED      THROUGH
SUBACCOUNT                   ESTABLISHED     12/31/00   12/31/00    12/31/00   12/31/00
----------                   -----------     --------  ----------  ---------  ------------

DIVERSIFIED BOND ...........      6/83         8.35%     4.43%       6.49%        6.67%
GOVERNMENT INCOME ..........      5/89        11.37%     4.73%       6.42%        6.82%
CONSERVATIVE BALANCED ......      6/83        -1.74%     7.33%       8.31%        7.99%
FLEXIBLE MANAGED ...........      5/83        -2.69%     8.08%      10.03%        8.99%
HIGH YIELD BOND ............      2/87        -9.07%     2.29%       8.95%        4.97%
STOCK INDEX ................     10/87       -10.18%    16.60%      15.66%       15.75%
VALUE ......................      2/88        14.13%    14.69%      14.75%       13.37%
EQUITY .....................      6/83         1.98%    12.02%      14.66%       12.09%
PRUDENTIAL JENNISON ........      5/95       -18.42%    18.01%        N/A        20.10%
SMALL CAPITALIZATION STOCK .      5/95        11.41%    12.19%        N/A        14.09%
GLOBAL .....................      5/89       -18.72%    12.94%      11.38%        9.15%
NATURAL RESOURCES ..........      5/88        35.96%    12.61%      11.85%       11.61%


TABLE 3 shows the cumulative total return for the subaccounts, assuming no withdrawal.


                                     TABLE 3


                CUMULATIVE TOTAL RETURN ASSUMING NO WITHDRAWAL

                                                                                  FROM DATE
                                                                                  SUBACCOUNT
                                            ONE YEAR    FIVE YEARS    TEN YEARS   ESTABLISHED
                                DATE         ENDED         ENDED        ENDED       THROUGH
        SUBACCOUNT           ESTABLISHED    12/31/00     12/31/00     12/31/00     12/31/00
        ----------           -----------    --------     --------     --------     --------

DIVERSIFIED BOND ...........    6/83        8.35%         24.22%        87.59%      211.25%
GOVERNMENT INCOME ..........    5/89       11.37%         25.99%        86.24%      115.89%
CONSERVATIVE BALANCED ......    6/83       -1.74%         42.41%       122.24%      286.23%
FLEXIBLE MANAGED ...........    5/83       -2.69%         47.45%       160.11%      354.83%
HIGH YIELD BOND ............    2/87       -9.07%         11.97%       135.71%       95.76%
STOCK INDEX ................   10/87      -10.18%        115.55%       328.25%      589.40%
VALUE ......................    2/88       14.13%         98.43%       295.80%      402.29%
EQUITY .....................    6/83        1.98%         76.36%       292.70%      643.18%
PRUDENTIAL JENNISON ........    5/95      -18.42%        128.87%          N/A       182.50%
SMALL CAPITALIZATION STOCK .    5/95       11.41%         77.74%          N/A       111.13%
GLOBAL .....................    5/89      -18.72%         83.75%       193.80%      177.72%
NATURAL RESOURCES ..........    5/88       35.96%         81.06%       206.41%      301.74%
